Exhibit 99.1
FIRST AMENDMENT TO
EMPLOYMENT AGREEMENT

THIS FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”) is entered into and effective as of this 13th day of August, 2010, by and between Tier Technologies, Inc., a Delaware corporation (“Company”), and Alex Hart, an individual (“Employee,” and together with Company, the “Parties”).

Preamble

WHEREAS, the Parties entered into that certain Employment Agreement, dated August 10, 2010 (the “Employment Agreement”), pursuant to which Company has agreed to employ Employee, and Employee has agreed to be employed by Company; and

WHEREAS, the Parties desire to amend the Employment Agreement pursuant to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the above and the agreements set forth herein, the Parties agree as follows:

1.           Capitalized terms used, but not defined, in this Amendment shall have the meanings assigned to them in the Employment Agreement.

2.           Section 1 of the Employment Agreement is hereby amended by changing the Effective Date to August 16, 2010.

3.           The first sentence of Section 3 of the Employment Agreement is hereby amended by deleting such sentence in its entirety and substituting the following in lieu thereof:

“The Company hereby agrees to employ you and you hereby accept employment with the Company upon the terms set forth in this Agreement, for the period commencing on August 16, 2010 (the "Commencement Date") and ending at the close of business on August 15, 2012, unless sooner terminated in accordance with the provisions of Section 6 (such period, as it also may be extended, the "Employment Period").”

4.           This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

5.           Except as specifically amended hereby, the Employment Agreement shall remain in full force and effect and is hereby ratified and confirmed.

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IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first above written.

COMPANY:

TIER TECHNOLOGIES, INC.,

By: /s/ Charles W. Berger
Name: Charles W. Berger
Title: Interim Chief Executive Officer

EMPLOYEE:

/s/ Alex P. Hart
Alex Hart

[Signature Page to First Amendment to Employment Agreement]